PART C

                                OTHER INFORMATION

24a.FINANCIAL STATEMENTS

    PART A: Condensed Financial Information
    PART B: Empire Life Deferred Variable Annuity Account
            Empire Life Insurance Company and subsidiary

24b.EXHIBITS

     (1) Resolution of the Board of Directors of Empire Life Insurance  Company
         authorizing   establishment   of  the  Composite   Deferred   Variable
         Account.1/

     (2) Not applicable.

     (3) Agent Agreement.1/

     (4) Specimen Contract.4/

     (5) Form of application for a Contract.4/

     (6) (a) Amended Certificate of Incorporation of Empire Life Insurance Company.3/
         (b) By-laws of Empire Life Insurance Company.3/

     (7) Not applicable.

     (8) Not applicable.

     (9) (a)  Opinion  of  Sutherland,   Asbill  &  Brennan.2/  (b)  Consent  of
         Sutherland, Asbill & Brennan.

    (10) Consent of Deloitte & Touche.

    (11) Not Applicable.

    (12) Agreement to Purchase Shares.2/

    (13) Not Applicable.

1/ Filed with the initial registration statement (File No. 33-16968) on September 2, 1987, and incorporated herein by reference.

2/ Filed with Pre-Effective Amendment No. 1 (File No. 33-16968) on November 18, 1987, and incorporated herein by reference.

3/ Filed with Post-Effective Amendment No. 3 (File No. 33-16968) on April 26, 1990, and incorporated herein by reference.

4/ Filed with Post-Effective Amendment No. 10 (File No. 33-16968) on April 28, 1995, and incorporated herein by reference.


25. Directors and Officers of the Depositor

     Unless otherwise noted, the address of each director and officer is Empire Life Insurance Company, 1201 Third Avenue, Suite 600, Seattle, Washington 98101.


    Name and Principal               Position and Offices
    Business Address                 With Depositor
    ----------------                 --------------
    Robert William Eschrich          President, Chief Executive Officer and
                                     Director
    Kerry Kent Killinger             Director
    Craig Elliott Tall               Director
    William A. Longbrake             Director
    Glen Edward Manheim              Senior Vice President and Director
    Michael E. James                 Vice President, Treasurer and Controller
    Wayland Michael Hubbart          Vice President and Actuary
    Brian Frederick Kreger           Vice President, General Counsel and
                                     Secretary
    James Ronald Hearldson           Senior Vice President
    Charles Henry Leber, III         Vice President
    Peter Struck                     Officer
    Marangal Domingo                 Officer
    Paul Packer                      Assistant Vice President and Supervisor of
                                     Systems and Programming



26. Persons Controlled by or Under Common Control With Depositor or Registrant

     Excluding inactive or dormant subsidiaries:

Date Organized                                         State of    Percentage of
Or Acquired               Entity                     Incorporation   Ownership
--------------     -----------------------           -------------  ------------
   1996            New American Holdings, Inc.         California       100%
   1996            New American Capital, Inc.          California       100%
   1996            N. A. Capital Holdings, Inc.        California       100%
   1996            American Savings Bank, F. A.        California       100%
   1996            American Real Estate Group, Inc.    California       100%
   1996            ASB Financial Services, Inc.        California       100%
   1996            Irvine Corporate Center, Inc.       California       100%
   1996            MSS Insurance Services, Inc.        California       100%
   1996            N. A. Mortgage Services, Inc.       California       100%
   1996            Stockton Capital Corporation        California       100%
   1996            ASB Insurance Services, Inc.        California       100%
   1995            Washington Mutual Financial
                    Services, Inc.                     Oregon           100%
   1994            Murphey Favre Insurance Services,
                    Inc.                               Idaho            100%
   1994            Washington Mutual Bank              Washington       100%
   1994            Washington Mutual, Inc.             Washington       N/A
   1994            Washington Mutual Insurance
                    Brokerage Services, Inc.           Montana          100%
   1994            Washington Mutual Insurance
                    Services of Idaho, Inc.            Idaho            100%
   1994            WM Enterprises & Holdings, Inc.     Washington       100%
   1992            Preston Properties California, Inc. Washington       100%
   1992            Preston Properties Texas, Inc.      Washington       100%
   1991            Mill Maple Properties, Inc.         Oregon           100%
   1991            Mill Plain One, Inc.                Washington       100%
   1991            Mill Plain Three, Inc.              Washington       100%
   1991            Van Fed Mortgage Company            Washington       100%
   1991            Western Aero, Ltd.                  Oregon           100%
   1989            Preston Properties Arizona, Inc.    Washington       100%
   1988            Columbia Services, Inc.             Washington       100%
   1988            North American Acceptance Corp.     Washington       100%
   1988            Washington Mutual, a Federal
                    Savings Bank                       Federal          100%
   1988            Western Credit Services Co.         Oregon           100%
   1987            Empire Life Insurance Company       Washington       100%
   1987            Murphey Favre Housing Managers Inc. Washington       100%
   1986            Murphey Favre Securities            Washington       100%
                    Services, Inc.
   1985            Benefit Service Corporation         Washington       100%
   1985            WM Financial, Inc.                  Washington       100%
   1984            Murphey Favre Properties, Inc.      Washington       100%
   1983            Olympus Development Company         Utah             100%
   1983            Preston Property Management Company Washington       100%
   1983            WM Life Insurance Company           Arizona          100%
   1982            Composite Research & Management Co. Washington       100%
   1982            Murphey Favre, Inc.                 Washington       100%
   1982            Seacoast Management, Inc.           Washington       100%
   1982            Washington Mutual Insurance
                    Services Inc.                      Washington       100%
   1980            Preston Ridge Financial Services    Washington       100%
                    Corp.
   1976            2425 Service Corporation            Utah             100%
   1975            GNW Land Company                    Washington       100%
   1973            SS Service Corporation              Washington       100%
   1971            Pioneer Properties                  Washington       100%
   1965            Western Service Co.                 Oregon           100%
   1925            Pacific First Insurance, Inc.       Washington       100%

27. Number of Contract Owners

     As of December 31, 1996:
     Qualified contracts,  0.
     Non-qualified contracts,  0.


28. Indemnification

     The Company indemnifies actions against all officers, directors and employees to the full extent permitted by the Arizona Business Corporation Act. This includes any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative. Such indemnification includes expenses, judgments, fines and amounts paid in settlement of such actions, suits or proceedings.

29a.Relationship of Principal Underwriter to Other Investment Companies

     Murphey Favre, Inc., the principal underwriter of the Depositor, is also principal underwriter for the following investment companies:

              Composite Deferred Series, Inc.
              Composite Growth and Income Fund, Inc.
              Composite Income Fund, Inc.
              Composite Bond & Stock Fund, Inc.
              Northwest Fund, Inc.
              Composite Tax-Exempt Bond Fund, Inc.
              Composite U.S. Government Securities, Inc.
              Composite Cash Management Company

29b.Principal Underwriters

     The principal underwriter for the Registrant is Murphey Favre which also serves in the same capacity for eight (8) other investment companies identified in Item 29a.


     Business and other connection of the underwriter were most recently filed on Form BD, CRD 599, with the National Association of Securities Dealers on February 7, 1997, and are incorporated herein by reference.


29c.Compensation of Murphey Favre, Inc.

     The following commissions and other compensation were received by each principal underwriter, directly or indirectly, from the Registrant during the Registrant's last fiscal year (1995):

        (1)            (2)            (3)            (4)            (5)
                                      Net
      Name of                     Underwriting
     Principal    Discount and    Compensation    Brokerage
    Underwriter    Commissions    On Redemption  Commissions    Compensation


     Murphey
     Favre Inc.         0              0              0              0


30. Location of Accounts and Records

              Glen E. Manheim, Senior Vice President
              Empire Life Insurance Company
              1201 Third Avenue
              Seattle, Washington 98101-3015

31. Management Services

     No management related services are provided to the Registrant, except as discussed in Parts A and B.

32. Undertakings

     (a) A post-effective amendment to this registration statement will be filed as frequently as is necessary to ensure that the audited financial statements in the registration statement are never more than 16 months old for so long as payments under the variable annuity contracts may be accepted.

     (b) Any application to purchase a contract offered by the prospectus will include a space that an applicant can check to request a Statement of Additional Information.

     (c) Any Statement of Additional Information and any financial statements required to be made available under this form will be delivered promptly upon written or oral request.


     (d) Empire Life Insurance Company hereby represents that the fees and charges deducted under the Contracts, in the aggregate, are reasonable in relation to the services rendered, the expenses expected to be incurred, and the risks assumed by Empire Life Insurance Company.

     As required by the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant certifies that it meets the requirements of Rule 485(b) for immediate effectiveness and has caused this Registration Statement to be signed on its behalf, in the City of Seattle, and State of Washington, on this 30th day of April, 1996.


                  EMPIRE LIFE DEFERRED VARIABLE ANNUITY ACCOUNT
                                  (Registrant)

                          EMPIRE LIFE INSURANCE COMPANY
                                   (Depositor)
(SEAL)

Attest: /s/Brian F. Kreger              By:  /s/Robert W. Eschrich
        -------------------------------      ----------------------------
        Brian F. Kreger                      Robert W. Eschrich

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following Directors and Officers of Empire Life Insurance Company.




/s/Kerry K. Killinger        4/30/97   Director
------------------------------------
Kerry K. Killinger              Date




/s/Craig E. Tall             4/30/97   Director
------------------------------------
Craig E. Tall                   Date




/s/William A. Longbrake      4/30/97   Director
------------------------------------
William A. Longbrake            Date




/s/Robert W. Eschrich        4/30/97   President and Director
------------------------------------   (Chief Executive Officer)
Robert W. Eschrich              Date   (Chief Financial Officer)




/s/Glen E. Manheim           4/30/97   Senior Vice President and Director
------------------------------------
Glen E. Manheim




/s/Michael E. James          4/30/97   Vice President, Treasurer and Controller
------------------------------------   (Chief Accounting Officer)
Michael E. James

                                INDEX TO EXHIBITS

Exhibit No.                  Exhibit Description                       Page No.

 23.9b                       Consent of Sutherland, Asbill & Brennan

 23.10                       Consent of Deloitte & Touche